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                       AMENDMENT NO. 4 TO CREDIT AGREEMENT


                  AMENDMENT dated as of April 10, 1999 to the Credit Agreement dated as of March 30, 1998 (as amended by Amendment No. 1 dated as of May 8, 1998, Amendment No. 2 dated as of June 30, 1998 and Amendment No. 3 dated as of October 19, 1998, the "CREDIT AGREEMENT") among SUNBEAM CORPORATION (the "PARENT"), the SUBSIDIARY BORROWERS referred to therein, the LENDERS party thereto, MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent, and FIRST UNION NATIONAL BANK, as Administrative Agent.

                              W I T N E S S E T H :

                  WHEREAS, the parties hereto desire to amend the Credit Agreement to extend the period for certain waivers and agreements from April 10, 1999 to April 15, 1999, all as more fully set forth below;

                  NOW, THEREFORE, the parties hereto agree as follows:

                  SECTION 1. DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby. Except as herein specifically amended, all terms and provisions of the Credit Agreement shall remain in full force and effect and shall be performed by the parties hereto according to its terms and provisions. This Amendment is limited as specified and shall not constitute a modification or waiver of any other provision of the Credit Agreement or any other Loan Document.

                  SECTION 2. EXTENSION OF TRANCHE A AVAILABILITY PERIOD. The definition of "TRANCHE A AVAILABILITY PERIOD" in Section 1.01 of the Credit Agreement is amended to replace the date "April 10, 1999" with the date "April 15, 1999."

                  SECTION 3. CONDITIONS TO EACH CREDIT EVENT. The last sentence of Section 4.04 of the Credit Agreement is amended to replace "April 10, 1999" with "April 15, 1999".

                  SECTION 4. COMPLIANCE WITH LAWS AND CONTRACTS. Paragraph (c) of Section 5.07 of the Credit Agreement is amended to replace "April 10, 1999" with "April 15, 1999."

                  SECTION 5. APPROVED HEDGING AGREEMENTS. Section 5.10 of the Credit Agreement is amended to change the time period set forth therein from "375 days" to "380 days".


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                  SECTION 6. LEVERAGE RATIO; INTEREST COVERAGE RATIO; FIXED
CHARGE COVERAGE RATIO. Each of Section 6.12, Section 6.13 and Section 6.14 of the Credit Agreement is amended to replace "April 10, 1999" with "April 15, 1999" in the proviso therein.

                  SECTION 7. WAIVER.

                  (a) The Lenders waive any Event of Default that existed on June 30, 1998, which waiver shall expire on April 15, 1999. Except as set forth in paragraph (b) below, this Waiver shall not constitute a waiver of any Event of Default existing on or after July 1, 1998.

                  (b) The Lenders waive, until April 15, 1999, any Default or Event of Default by reason of the failure of the Parent to comply with the requirement of Section 5.01(a) (FINANCIAL STATEMENTS AND OTHER INFORMATION) of the Credit Agreement to deliver to the Administrative Agent on or before March 31, 1999 the financial statements set forth in such Section (the "1998 FINANCIAL STATEMENTS").

                  SECTION 8. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 9. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  SECTION 10. EFFECTIVENESS. This Amendment shall become effective on the date when the Administrative Agent shall have received from each of the Parent, the Subsidiary Borrowers and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed as of the date first above written.

                                   SUNBEAM CORPORATION


                                   By Bobby Jenkins
                                     ---------------------------------------
                                     Name: Bobby Jenkins
                                     Title: Chief Financial Officer


                                   THE COLEMAN COMPANY, INC.


                                   By Bobby Jenkins
                                     ---------------------------------------
                                     Name: Bobby Jenkins
                                     Title: Vice President


                                   MORGAN STANLEY SENIOR FUNDING, INC.,
                                   individually and as Syndication Agent


                                   By R. Bram Smith
                                     ---------------------------------------
                                     Name: R. B. Smith
                                     Title: Managing Director


                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION, individually and as
                                   Documentation Agent


                                   By H. G. Wheelock
                                     ---------------------------------------
                                     Name: H. G. Wheelock
                                     Title: Vice President


                                   FIRST UNION NATIONAL BANK,
                                   individually and as Administrative Agent

                                   By T. M. Molitor
                                     ---------------------------------------
                                     Name: T. M. Molitor
                                     Title: Senior Vice President

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